Exhibit 31.1

Certification of Chief Executive Officer

Pursuant to Rule 13a-14(a) and Rule 15d-14(a)

I, William C. Trimble, III, certify that:

1.	I have reviewed this Quarterly Report on Form 10-Q/A (Amendment No. 1) of Easterly Government Properties, Inc.; and
2.

Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Date: September 5, 2019	/s/ William C. Trimble, III
William C. Trimble, III
Chief Executive Officer and President
(Principal Executive Officer)